First Trust Exchange-Traded Fund IV

Amended and Restated
Establishment and Designation of Series of Shares of Beneficial Interest

(Effective as of August 18, 2026)

Whereas, pursuant to Section 4.9 of the Amended and Restated Declaration of Trust dated June 12, 2017 as the same may be amended from time to time (the “Declaration”), of First Trust Exchange-Traded Fund IV, a Massachusetts business trust (the “Trust”), the initial Trustee of the Trust divided the Shares of the Trust into one series of shares of beneficial interests in the Trust (each, a “Series”) as of that same date as set forth on Schedule A to the Declaration: First Trust North American Energy Infrastructure Fund (the “Initial Series”); and

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 13th of June, 2011, designated an additional series to be named First Trust Inflation Managed Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust on the 18th of July, 2011, designated an additional series to be named First Trust Senior Loan Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 19th of September, 2011, designated an additional series to be named First Trust Global Flex Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 9th of November, 2011, designated two additional series to be named First Trust Global Tactical Asset Allocation and Income Fund and First Trust High Yield Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 12th of December, 2011, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to rename First Trust Global Flex Fund as First Trust Global Tactical Asset Allocation Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 17th of September, 2012, designated an additional series to be named First Trust High Yield Long/Short ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 10th of June, 2013, designated two additional series to be named First Trust Multi-Sector Bond ETF and First Trust Strategic Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 21st of August, 2013, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to rename First Trust High Yield Long/Short ETF as First Trust Tactical High Yield ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 16th of September, 2013, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate the First Trust High Yield Fund and the First Trust Global Tactical Asset Allocation Fund;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 16th of September, 2013, designated two additional series to be named First Trust Low Duration Mortgage Opportunities ETF and First Trust Multi-Sector Diversified Short Duration ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 8th of December, 2013, designated an additional series to be named First Trust Enhanced Short Maturity ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 18th of December, 2013, designated an additional series to be named First Trust Unconstrained Bond ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 15th of September, 2014, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate the First Trust Multi-Sector Bond ETF and the First Trust Multi-Sector Diversified Short Duration ETF and in order to designate two additional series to be named the First Trust Tactical Floating Rate ETF and the First Trust Mortgage REIT Opportunities ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 20th of November, 2014, designated two additional series to be named the First Trust SSI Strategic Convertible Securities ETF and the First Trust Heitman Global Prime Real Estate ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 8th of December, 2014, renamed First Trust Tactical Floating Rate ETF as First Trust Strategic Floating Rate ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 16th of June, 2015, amended and restate the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate the First Trust Inflation Managed Fund, the First Trust Global Tactical Asset Allocation and Income fund and the First Trust Unconstrained Bond ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 14th of September, 2015, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named First Trust Equity Market Neutral ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 7th of December, 2015, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to rename First Trust Mortgage REIT Opportunities ETF as First Trust Strategic Mortgage REIT ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 29th of February, 2016, amended and restated the Restate Establishment and Designation of Series of Shares of Beneficial Interest in order to rename First Trust Low Duration Mortgage Opportunities ETF as First Trust Low Duration Opportunities ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 7th day of March, 2016, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate the First Trust Equity Neutral ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 12th day of December, 2016, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate the First Trust Strategic Floating Rate ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 23d day of April, 2018, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Long Duration Opportunities ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 11th day of March, 2019, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Clean and Renewable Energy Infrastructure ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 2d day of June, 2019, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to change the name of First Trust Clean and Renewable Energy Infrastructure ETF to First Trust EIP Carbon Impact ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 19 day of December, 2019, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named FT Cboe Vest U.S. Equity Barrier and Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 14th day of September, 2020, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Benchmark Technology and E-Commerce Real Estate ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 19th day of October, 2020, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named FT Cboe Vest S&P 500 Dividend Aristocrats Target Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 26th day of April, 2021, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Limited Duration Investment Grade Corporate ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 13th of September, 2021, renamed First Trust Strategic Income ETF as First Trust High Income Strategic Focus ETF effective February 28, 2022;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 6th day of December, 2021, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Inflation Focused Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 13th day of June, 2022, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate three additional series to be named First Trust Gyroscope Dividend Income ETF, First Trust Gyroscope Active Income ETF and FT Cboe Vest Rising Dividend Achievers Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 4th day of August, 2022, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust EIP Partners’ Strategy ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 19th of September, 2022, renamed First Trust EIP Partners’ Strategy ETF as FT Energy Income Partners Strategy ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 24th day of January, 2023, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named FT Cboe Vest Dogs 10 Target Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 6th day of March, 2023, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Intermediate Government Opportunities ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 17th day of April, 2023, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate three additional series to be named First Trust Core Investment Grade ETF, FT Cboe Vest SMID Rising Dividend Achievers Target Income ETF and FT Cboe Vest Technology Dividend Target Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 19th of April, 2023, renamed FT Cboe Vest Dogs 10 Target Income ETF as FT Cboe Vest DJIA Dogs 10 Target Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 3d day of May, 2023, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named First Trust Intermediate Duration Investment Grade Corporate ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 11 of September, 2023, designated three additional series to be named First Trust Mortgage Credit Income ETF, First Trust Commercial Mortgage Opportunities ETF and FT Vest Dow Jones Internet & Target Income ETF and changed the name of each series containing the term “Cboe Vest” by deleting the term “Cboe” from the name of each Series, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name changes on January 1, 2024;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 11 of December, 2023, renamed First Trust Mortgage Credit Income ETF as First Trust Structured Credit Income Opportunities ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 9w day of September, 2024, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate three additional series to be named FT Vest Investment Grade & Target Income ETF, FT Vest High Yield Target & Income ETF and FT Vest 20+ Year Treasury Target & Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 22d day of October, 2024, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named FT Vest Growth Strength & Target Income ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 9th day of June, 2025, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to change the name of First Trust Commercial Mortgage Opportunities ETF to First Trust AAA CMBS ETF and to change the name of First Trust EIP Carbon Impact ETF to First Trust EIP Power Solutions ETF ;

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 20th day of October, 2025, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate nineteen additional series to be named FT Vest NVDA & Target Income ETF, FT Vest MSFT & Target Income ETF, FT Vest AAPL & Target Income ETF, FT Vest GOOG & Target Income ETF, FT Vest AMZN & Target Income ETF, FT Vest META & Target Income ETF, FT Vest TSLA & Target Income ETF, FT Vest NFLX & Target Income ETF, FT Vest PLTR & Target Income ETF, FT Vest AMD & Target Income ETF, FT Vest TGT & Target Income ETF, FT Vest COST & Target Income ETF, FT Vest SHOP & Target Income ETF, FT Vest CRWD & Target Income ETF, FT Vest NKE & Target Income ETF, FT Vest UNH & Target Income ETF, FT Vest COIN & Target Income ETF, FT Vest AVGO & Target Income ETF and FT Vest LLY & Target Income ETF; and

Whereas, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 8th day of June, 2026, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to designate one additional series to be named FT Vest SPCX & Target Income ETF.

Now Therefore, by vote of at least a majority of the Board of Trustees of the Trust, the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest is further amended and restated in its entirety as follows:

The following Series of the Trust are established and designated with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.       First Trust North American Energy Infrastructure Fund

2.       First Trust Senior Loan Fund

3.       First Trust Tactical High Yield ETF

4.       First Trust High Income Strategic Focus ETF

5.       First Trust Low Duration Opportunities ETF

6.       First Trust Enhanced Short Maturity ETF

7.       First Trust Strategic Mortgage REIT ETF

8.       First Trust SSI Strategic Convertible Securities ETF

9.       First Trust Heitman Global Prime Real Estate ETF

10.     First Trust Long Duration Opportunities ETF

11.     First Trust EIP Power Solutions ETF

12.     FT Vest U.S. Equity Barrier and Income ETF

13.     First Trust Benchmark Technology and E-Commerce Real Estate ETF

14.     FT Vest S&P 500 Dividend Aristocrats Target Income ETF

15.     First Trust Limited Duration Investment Grade Corporate ETF

16.     First Trust Inflation Focused Income ETF

17.     First Trust Gyroscope Dividend Income ETF

18.     First Trust Gyroscope Active Income ETF

19.     FT Vest Rising Dividend Achievers Income ETF

20.     FT Energy Income Partners Strategy ETF

21.     FT Vest DJIA Dogs 10 Target Income ETF

22.     First Trust Intermediate Government Opportunities ETF

23.     First Trust Core Investment Grade ETF

24.     FT Vest SMID Rising Dividend Achievers Target Income ETF

25.     FT Vest Technology Dividend Target Income ETF

26.     First Trust Intermediate Duration Investment Grade Corporate ETF

27.     First Trust Structured Credit Income Opportunities ETF

28.     First Trust AAA CMBS ETF

29.     FT Vest Dow Jones Internet & Target Income ETF

30.     FT Vest Investment Grade & Target Income ETF

31.     FT Vest High Yield Target & Income ETF

32.     FT Vest 20+ Year Treasury Target & Income ETF

33.     FT Vest Growth Strength & Target Income ETF

34.     FT Vest NVDA & Target Income ETF

35.     FT Vest MSFT & Target Income ETF

36.     FT Vest AAPL & Target Income ETF

37.     FT Vest GOOG & Target Income ETF

38.     FT Vest AMZN & Target Income ETF

39.     FT Vest META & Target Income ETF

40.     FT Vest TSLA & Target Income ETF

41.     FT Vest NFLX & Target Income ETF

42.     FT Vest PLTR & Target Income ETF

43.     FT Vest AMD & Target Income ETF

44.     FT Vest TGT & Target Income ETF

45.     FT Vest COST & Target Income ETF

46.     FT Vest SHOP & Target Income ETF

47.     FT Vest CRWD & Target Income ETF

48.     FT Vest NKE & Target Income ETF

49.     FT Vest UNH & Target Income ETF

50.     FT Vest COIN & Target Income ETF

51.     FT Vest AVGO & Target Income ETF

52.     FT Vest LLY & Target Income ETF

53.     FT Vest SPCX & Target Income ETF

1.       Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.       The number of authorized Shares of each Series is unlimited.

3.       Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.       With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.       The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.       The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.       Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

In Witness Whereof, the undersigned, being the Assistant Secretary of the Trust, has executed this instrument as of this 18th day of August, 2026.

/s/ Erin Klassman

Erin Klassman, Assistant Secretary

State of Illinois	)
) SS.
County of DuPage	)

Then personally appeared the above-named person who is known to me to be the Assistant Secretary of the Trust whose name and signature are affixed to the foregoing Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest and who acknowledged the same to be her free act and deed, before me this 18th day of June, 2026.

/s/ Sandra K. Streit

Notary Public, State of Illinois
My Commission Expires: 3/11/2029